Exhibit 99.3

INTRODUCTION TO UNAUDITED PRO FORMA FINANCIAL INFORMATION

The accompanying unaudited pro forma condensed financial statements present NuZee, Inc. (the "Company" or the "Purchaser") and NuZee JAPAN Co., Ltd. ("NuZee JP") as follows: (i) unaudited pro forma condensed consolidated statements of operations for the year ended June 30, 2016 for NuZee, Inc. and NuZee JP; (ii) unaudited pro forma condensed statements of operations for the six (6) months ended June 30, 2016 for the Purchaser and NuZee JP (iii) unaudited pro forma condensed balance sheet as of June 30, 2016 for the Purchaser and NuZee JP. The unaudited pro forma condensed statements of operations are presented as if the acquisition had occurred on January 1, 2015. The unaudited pro forma condensed consolidated balance sheets gives effect to the transaction as if it occurred on June 30, 2016.

The unaudited pro forma condensed consolidated financial information is based on estimates and assumptions, which are preliminary and subject to change, as set forth in the notes to such statements and which are provided for informational purposes only. The unaudited pro forma condensed consolidated financial information is not necessarily indicative of the financial position or operating results that would have been achieved had the merger been consummated as of the dates indicated, nor is it necessarily indicative of future financial position or operating results. This information should be read in conjunction with the historical financial statements and related notes of NuZee, Inc. and NuZee JP included in this Form 8-K.

We anticipate that the acquisition will provide the Company the ability to integrate the business of NuZee JP into the Company's existing staffing business within the expected timeframe which would enable the Company to operate more effectively and efficiently and to create synergy hence lower costs of operations. The pro forma information, while helpful in illustrating the financial characteristics of the combined company under one set of assumptions, does not reflect the benefits of increased revenues due to synergies or cost savings on operating expenses and, accordingly, does not attempt to predict or suggest future results. It also does not necessarily reflect what the historical results of the combined company would have been had the companies been combined during these periods.

The actual amounts recorded as of the completion of the acquisition may differ materially from the information presented in these unaudited pro forma condensed consolidated financial statements as a result of:

•	changes in the trading price for NuZee, Inc.'s common stock;
•	other changes in NuZee JP's net assets that occur prior to the completion of the acquisition, which could cause material changes in the information presented below;
•	changes in the financial results of the combined company; and
•	changes in the estimated fair value of the acquired intangible assets

The unaudited pro forma condensed consolidated financial statements are provided for informational purposes only. The unaudited pro forma condensed consolidated financial statements are not necessarily, and should not be assumed to be, an indication of the results that would have been achieved had the merger been completed as of the dates indicated or that may be achieved in the future. The preparation of the unaudited pro forma condensed consolidated financial statements and related adjustments required management to make certain assumptions and estimates. The unaudited pro forma condensed consolidated financial statements should be read together with:

•	the accompanying notes to unaudited pro forma consolidated financial information;
•	the audited financial statements of NuZee JP for the years ended January 31, 2016 and 2015 and the notes relating thereto;
•	the unaudited consolidated financial statements of NuZee, Inc. as of June 30, 2016 and the notes relating thereto;

Acquisition of NuZee JAPAN Co., Ltd.

Value of NuZee, Inc's stock		$258,465

Acquired Assets	508,410

Acquired Liabilities	232,158

Net assets acquired		276,252

70% of net assets		193,377
TOTAL		$65,088

Breakdown of Total:
Goodwill		$65,088

Nuzee, Inc.
Pro Forma Condensed Balance Sheet
As at June 30, 2016
(Unaudited)

	Nuzee, Inc.	NuZee JAPAN Co., Ltd	Pro Forma	Note	Pro Forma
	June 30, 2016	July 31, 2016	Adjustment	Reference	Consolidated

ASSETS
Current assets:
Cash	$17,047	$165,831	$-		$182,878
Accounts receivable	13,534	59,598	-		73,132
Inventories	213,684	196,161	-		409,845
Other current assets	12,938	70,038	-		82,976
Total current assets	257,203	491,628	-		748,831

Equipment, net	163,444	16,782	-		180,226

Other assets-Goodwill	-	-	65,088		65,088

Total assets	$420,647	$508,410	$65,088		$994,145

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities:
Accounts payable	$103,555	$4,357	$-		$107,912
Loan payable - short term - related party	45,148	9,577	-		54,725
Loan payable - short term	-	29,152	-		29,152
Convertible Notes payable	601,496	-	-		601,496
Other current liabilities	416	76,968	-		77,384
Total current liabilities	750,615	120,054	-		870,669

Non-current liabilities:
Loan payable - long term	$-	$112,104	$-		$112,104
Total non-current liabilities	-	112,104	-		112,104

Stockholders' equity (deficit):
Capital stock	$311	$545,844	$(545,844)	(1)	$322
			11	(1)
Additional paid in capital	6,752,564	-	258,454	(1)	7,011,018
			-	(1)
Retained earnings (deficit)	(7,005,477)	(249,002)	249,002	(1)	(7,005,477)
Less: treasury stock, at cost	(77,366)	-	-	(1)	(77,366)
Accumulated other comprehensive loss	-	(20,590)	20,590	(1)	-
Noncontrolling interest			82,875	(1)	82,875
Total stockholders' equity (deficit)	(329,968)	276,252	65,088		11,372

Total liabilities and stockholders' equity (deficit)	$420,647	$508,410	$65,088		$994,145

The accompanying notes are an integral part of the unaudited pro forma condensed consolidated financial statements

Nuzee, Inc.
Pro Forma Condensed Statement of Operations
Six months ended June 30, 2016
(Unaudited)

	Nuzee, Inc.	NuZee JAPAN Co., Ltd
	Six Months Ended June 30, 2016	Six Months Ended July 31, 2016	Pro Forma Adjustment	Note Reference	Pro Forma Consolidated

Revenues	$187,222	$496,314	$-		$683,536
Cost of sales	102,820	366,473	-		469,293
Gross Profit	84,402	129,841	-		214,243

Operating expenses	757,853	148,366	-		906,219
Loss from operations	(673,451)	(18,525)	-		(691,976)

Other income	11,605	19,921			31,526
Other expense	(912)	(2,306)	-		(3,218)
Net loss	(662,758)	(910)	-		(663,668)

Net loss attributable to
noncontrolling interest	-	-	273		273
Net loss attributable to the Company	$(662,758)	$(910)	$273		$(663,395)

Net loss per share, basic and fully diluted					(0.02)

Weighted average of shares outstanding					31,730,747

The accompanying notes are an integral part of the unaudited pro forma condensed consolidated financial statements

Nuzee, Inc.
Pro Forma Condensed Statement of Operations
Year Ended December 31, 2015
(Unaudited)

	Nuzee, Inc.	NuZee JAPAN Co., Ltd	Pro Forma Adjustment	Note Reference	Pro Forma Consolidated

Revenues	$118,466	$800,585	$-		$919,051
Cost of sales	65,620	503,790	-		569,410
Gross Profit	52,846	296,795	-		349,641

Operating expenses	1,471,860	363,480	45,000	(2)	1,880,340
Loss from operations	(1,419,014)	(66,685)	(45,000)		(1,530,699)

Other income	669	22,823	-		23,492
Other expense	58,325	22,535	-		80,860
Net loss	(1,476,670)	(66,397)	(45,000)		(1,588,067)

Net loss attributable to
noncontrolling interest	-	-	19,919		19,919
Net loss attributable to the Company	$(1,476,670)	$(66,397)	$(25,081)		$(1,568,148)

Net loss per share, basic and fully diluted					(0.05)

Weighted average of shares outstanding					31,153,074

The accompanying notes are an integral part of the unaudited pro forma condensed consolidated financial statements

Notes to the Unaudited Pro Forma Condensed Financial Statements

To reflect the acquisition of NuZee JAPAN Co., Ltd. ("NuZee JP") through a Stock Exchange. NuZee, Inc. (the "Company") entered into a Share Exchange Agreement with NuZee JP and its shareholders whereby the Company exchanged 1,148,734 shares of its Common Stock, par value $0.00001 per share, for seventy percent (70%) of the issued and outstanding common stock of NuZee JP.  The fair market value of the Company's common stock was $0.225 per share.

The resultant Goodwill from the acquisition of NuZee JP has been deemed cost in excess of assets. The value of stock was $258,465 and net assets of Japan at seventy percent (70%) was $193,377. The difference of these amounts is Goodwill. The resultant of Noncontrolling interest is calculated at thirty percent (30%) of net assets of NuZee JP.

Entry #1	Dr.	Cr.
Common Stock-NuZee JAPAN Co., Ltd	$545,844
Goodwill	65,088
Retained Earnings		$249,002
Common stock		11
Additional paid in capital		258,454
Accumulated Other Comprehensive Income		20,590
Noncontrolling interest		82,875

To reflect professional fees associated with acquisition of NuZee Japan Co., Ltd.

Entry #2	Dr.	Cr.
Operating expenses	$45,000
Accounts payable		$45,000